Exhibit 10.8

EXECUTION COPY

GUARANTY

(ABL)

dated as of

September 25, 2007

between

LVB ACQUISITION, INC.,

as Holdings

and

BANK OF AMERICA, N.A.,

as Administrative Agent

i

GUARANTY dated as of September 25, 2007, among LVB ACQUISITION, INC., a Delaware corporation (“Holdings”), and BANK OF AMERICA, N.A., as Administrative Agent (as defined below).

Reference is made to the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, Holdings, the Subsidiary Borrowers party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings is an affiliate of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto make the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor administrative agent and collateral agent.

“Agreement” means this Guaranty.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantor” means Holdings, in its capacity as a guarantor under this Agreement.

“Guaranty Parties” means, collectively, the Borrowers and the Guarantor and “Guaranty Party” means any one of them.

“Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Loan Documents” means (a) each Loan Document as defined under the Credit Agreement, (b) each Secured Hedge Agreement entered into with a Hedge Bank and (c) each agreement governing Cash Management Services entered into with a Cash Management Bank.

ARTICLE II

GUARANTY

SECTION 2.01. Guaranty. The Guarantor irrevocably, absolutely and unconditionally guaranties the due and punctual payment of the Obligations, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or with any other Loan Documents. The Guarantor further agrees that the Obligations may be extended, increased or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guaranty notwithstanding any extension, increase or renewal, in whole or in part, of any Obligation. The Guarantor waives diligence, presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its guaranty and notice of protest for nonpayment.

SECTION 2.02. Guaranty of Payment. The Guarantor further agrees that its guaranty hereunder constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrowers or any other Person.

SECTION 2.03. No Limitations; Guaranty Absolute. (a) Except for termination of the Guarantor’s obligations hereunder as expressly provided in Section 4.10, to the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the

Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). The Guarantor expressly authorizes the Secured Parties to take and hold security for the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more of the obligors upon or in respect of the Obligations, all in accordance with the Security Agreement and other Loan Documents and all without affecting the obligations of the Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, all rights of the Administrative Agent hereunder and all obligations of the Guarantor hereunder shall be absolute and unconditional irrespective of, and the Guarantor waives any defense based on or arising out of, (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty securing or guaranteeing all or any of the Obligations, (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Obligations or this Agreement or (e) any defense of any Borrower or any other Borrower.

(c) The Administrative Agent and the other Secured Parties may, in accordance with the terms of the Collateral Documents and at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or exercise any other right or remedy available to them against any Borrower, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Borrower, as the case may be, or any security.

SECTION 2.04. Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation, is rescinded, invalidated or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Borrower or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against the Guarantor by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by the Guarantor of any sums to the Administrative Agent as provided above, all rights of the Guarantor against any Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III herein.

SECTION 2.06. Information. The Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

INDEMNITY, SUBROGATION AND SUBORDINATION

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantor may have under applicable law (but subject to Section 3.02), each of the Borrowers agrees that in the event a payment of any Obligation shall be made by the Guarantor under this Agreement, such Borrower shall indemnify the Guarantor for the full amount of such payment and the Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 3.02. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantor under Section 3.01 and all other rights of indemnity or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations; provided that if any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full of the Obligations, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Obligations, whether matured or unmatured, in connection with Section 8.03 of the Credit Agreement. No failure on the part of any Borrower to make the payments required by Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor with respect to its obligations hereunder, and the Guarantor shall remain liable for the full amount of its obligations hereunder.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to the Guarantor shall be given to it in care of the Parent Borrower as provided in Section 10.02 of the Credit Agreement.

SECTION 4.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any L/C Issuer or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the L/C Issuers and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guaranty Party or Guaranty Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 4.03. Administrative Agent’s Fees and Expenses, Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each of the Borrowers agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee or agent of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations guaranteed hereby and secured by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 20 Business Days of written demand therefor.

SECTION 4.04. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 4.05. Counterparts; Effectiveness; Successors and Assigns; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or electronic transmission. This Agreement shall inure to the benefit of the Guarantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that the Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents.

SECTION 4.06. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 4.07. Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by it to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such L/C Issuer or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of Holdings. Each Lender and L/C Issuer agrees promptly to notify the Guarantor, the Borrowers and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 4.07 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

SECTION 4.08. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process. (a) The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waive of trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 4.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.10. Termination or Release. (a) This Agreement and the Guaranty made herein shall terminate with respect to all Obligations when all the outstanding Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the Outstanding Amount of L/C Obligations has been reduced to zero and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) The Guarantor shall automatically be released from its obligations hereunder as provided in Section 9.11 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 4.10, the Administrative Agent shall execute and deliver to the Guarantor, at the Guarantor’s expense, all documents that the Guarantor shall reasonably request to evidence such termination or release, in each case in accordance with the terms of Section 9.11 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Administrative Agent.

(d) At any time that a Borrower desires that the Administrative Agent take any of the actions described in immediately preceding paragraph (c), it shall, upon request of the Administrative Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the Guarantor is permitted pursuant to paragraph (a) or (b). The Administrative Agent shall have no liability whatsoever to any Secured Party as a result of any release of the Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.10.

(e) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank and each Hedge Bank, by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the obligations of the Borrowers or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be guaranteed pursuant to this Agreement only to the extent that, and for so long, the other Obligations are so guaranteed and (ii) any release of the Guarantor effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

SECTION 4.11. Limitation on Guaranteed Obligations. The Guarantor and each Secured Party (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws (including the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law). To effectuate the foregoing intention, the Guarantor and each Secured Party (by its acceptance of the benefits of this Agreement) hereby irrevocably agrees that the Obligations owing by the Guarantor under this Agreement shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Guarantor that are relevant under such Debtor Relief Laws, result in the Obligations of the Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LVB ACQUISITION, INC.,

By:	/s/ Stephen Ko
Name:	Stephen Ko
Title:	Co-President

Signature Page for

Guaranty (ABL)

IN WITNESS WHEREOF, for the purposes of Section 3.01 only, the undersigned has executed this Guaranty as of the date first written above.

BIOMET, INC.,

By:	/s/ Daniel P. Florin
Name:	Daniel P. Florin
Title:	Chief Financial Officer

Signature Page for

Guaranty (ABL)

EACH OF THE GUARANTY PARTIES LISTED ON ANNEX A HERETO, as Subsidiary Borrowers,

By:	/s/ J. Pat Richardson
Name:	J. Pat Richardson
Title:	Treasurer

Signature Page for

Guaranty (ABL)

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Michael Lemiszko
Name:	Michael Lemiszko
Title:	Senior Vice President

Signature Page for

Guaranty (ABL)

ANNEX A

GUARANTY PARTIES

1.	American OsteoMedix Corporation
2.	Biolectron, Inc.
3.	Biomet 3i, Inc.
4.	Biomet Biologics, Inc.
5.	Biomet Europe Ltd.
6.	Biomet Fair Lawn L.P.
7.	Biomet Holdings Ltd.
8.	Biomet International Ltd.
9.	Biomet Investment Corp.
10.	Biomet Leasing, Inc.
11.	Biomet Manufacturing Corporation
12.	Biomet Microfixation, Inc.
13.	Biomet Orthopedics, Inc.
14.	Biomet Sports Medicine, Inc.
15.	Biomet Travel, Inc.
16.	Blue Moon Diagnostics, Inc.
17.	Cross Medical Products, Inc.
18.	EBI Holdings, Inc.
19.	EBI, L.P.
20.	EBI Medical Systems, Inc.
21.	Electro-Biology, Inc.
22.	Florida Services Corporation
23.	Implant Innovations Holding Corporation
24.	Interpore Cross International, Inc.
25.	Interpore Orthopaedics, Inc.
26.	Interpore Spine Ltd.
27.	Kirschner Medical Corporation
28.	Meridew Medical, Inc.
29.	Thoramet, Inc.